Exhibit 10.1

Executive Officer Compensation

The annual base salaries for our executive officers for 2008 (effective April 1, 2008) are as follows:

Name	Title	Annual Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$440,000
Robin G. Seim	Vice President, Finance and Chief Financial Officer	$252,000
J. Christopher Drew	Senior Vice President, Operations	$294,000
Dan S. Johnston	Vice President and General Counsel	$239,000
Renee A. Luhr	Vice President, Sales	$238,000
John G. Choma	Vice President, Human Resources, Employee Learning and Performance	$189,000